UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 9, 2005
ADVENTRX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-32157	84-1318182
(Commission File Number)	(IRS Employer Identification No.)
6725 Mesa Ridge Road, Suite 100
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
(858) 552-0866
(Company’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     As part of the Company’s recent financing reported on a current report on Form 8-K filed on August 2, 2005, the Company entered into a Rights Agreement (the “Rights Agreement”) with various investors (collectively, the “Rights Investors”). In the Rights Agreement, the Company agreed, among other items, to expand the size of the Board of Directors by one member and appoint a nominee of the Rights Investors to the Board. At a meeting on August 9, 2005, the Board of Directors expanded the size of the Board from five (5) to six (6) and appointed Mr. Keith Meister, the designee of the Rights Investors, to the Board of Directors. It is presently anticipated that Mr. Meister will be appointed to certain committees of the Board; however no decisions have yet been made on this matter.
     Since June 2002, Mr. Meister has been a senior investment analyst of High River Limited Partnership, a company owned and controlled by Carl C. Icahn that is primarily engaged in the business of holding and investing in securities. Mr. Meister is also a Senior Investment Analyst of Icahn Partners LP and Icahn Partners Master Fund LP. He is also a director of Icahn Fund Ltd., which is the feeder fund of Icahn Partners Master Fund LP. Icahn Partners LP and Icahn Partners Master Fund LP are private investment funds controlled by Mr. Icahn. Since August 2003, Mr. Meister has served as Chief Executive Officer of American Property Investors, Inc., which is the general partner of American Real Estate Partners, L.P. (NYSE: ACP), a public limited partnership controlled by Mr. Icahn that invests in real estate and holds various other interests, including the interests in its subsidiaries that are engaged, among other things, in the oil and gas business and casino entertainment business. Mr. Meister serves as a director of Icahn Fund Ltd., XO Communications, Inc., American Entertainment Properties Corp. and Scientia Corporation, a private health care venture company. From March 2000 through the end of 2001, Mr. Meister co-founded and served as co-president of J Net Ventures, a venture capital fund focused on investments in information technology and enterprise software businesses. From 1997 through 1999, Mr. Meister served as an investment professional at Northstar Capital Partners, an opportunistic real estate investment partnership. Prior to his work at Northstar, Mr. Meister served as an investment analyst in the investment banking group at Lazard Freres. Mr. Meister received his A.B. in Government cum laude from Harvard College in 1995.
Item 8.01. Other Events.
     On August 12, 2005, the Company announced it has appointed Keith Meister to its Board of Directors, expanding its board membership from five to six.
     The press release issued by the Company on August 12, 2005 with respect to this matter is included with this report as an exhibit.
Item 9.01. Financial Statements and Exhibits.
(99)	(c) The exhibit list required by this item is incorporated by reference to the Exhibit Index filed as part of this report.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.
	By:	/s/ Carrie E. Carlander
		Name:	Carrie E. Carlander
August 12, 2005		Title:	Chief Financial Officer, Vice President Finance, and Treasurer

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of the Company dated August 12, 2005.